[PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


January 13, 1999


Mr. Steven T. Shedd
Chief Financial Officer
OpenRoute Networks, Inc.
Nine Technology Drive
Westborough, MA 01581

Dear Mr. Shedd:

This is to confirm that the client-auditor relationship between OpenRoute Networks, Inc. (Commission File Number 0-19175) and PricewaterhouseCoopers LLP has ceased.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

cc: Chief Accountant
    SECPS Letter File, Mail Stop 11-3
    450 Fifth Street, N.W.
    Washington, D.C.  20549